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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Digirad Corporation 1991 Stock Option Program, the Digirad Corporation 1997 Stock Option/ Stock Issuance Plan, the Digirad Corporation 1998 Stock Option/ Stock Issuance Plan and the Digirad Corporation 2004 Stock Incentive Plan of our report dated March 12, 2004, except for Note 9 "Changes in Capitalization" as to which the date is April 30, 2004, with respect to the consolidated financial statements of Digirad Corporation, included in its Registration Statement (Form S-1 No. 333-113760) and related Prospectus.

        Our audits also included the financial statement schedule of Digirad Corporation listed in Item 16(b) to the Registration Statement (Form S-1 No. 333-113760). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                      /s/  ERNST & YOUNG LLP

San Diego, California
June 8, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP